UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934



                       Date of Report: September 12, 2005



                             MIDDLESEX WATER COMPANY
             (Exact name of registrant as specified in its charter)


          NEW JERSEY                       0-422                22-1114430
          ----------                       -----                ----------
(State or other jurisdiction of        (Commission          (I.R.S. Employer
 incorporation or organization)         File Number)         Identification No.)


            1500 RONSON ROAD, P.O. BOX 1500, ISELIN, NEW JERSEY 08830
            ---------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (732)-634-1500
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 8.01.  Other Events

Announcement regarding Middlesex Water presenting its Company Overview at a meeting of the Philadelphia Securities Association.


                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.



                                                MIDDLESEX WATER COMPANY
                                                      (Registrant)




                                                s/Kenneth J. Quinn
                                                ------------------
                                                Kenneth J. Quinn
                                                Vice President, General Counsel,
                                                Secretary and Treasurer


Dated:  September 12, 2005

Contact:

         Bernadette Sohler, Director of Communications (732) 634-1500

                    Middlesex Water Company Presents Overview
              at Meeting of the Philadelphia Securities Association

      ISELIN, NEW JERSEY, (September 12, 2005) Officers of Middlesex Water Company, (NASDAQ: MSEX), a leader in water and wastewater services in New Jersey and Delaware, presented an overview of the Company's vision and strategy at a luncheon meeting of the Philadelphia Securities Association on Thursday, September 8, 2005.

      "Middlesex Water's stable utility customer base in New Jersey and its strong record of double digit customer growth in Delaware position Middlesex Water as a quality choice for retail investors," said President and Chief Executive Officer, Dennis G. Sullivan. "In addition, we are applying our experience as a 108-year old traditional water provider in managing and pursuing new water, wastewater and related service opportunities such as contract operations, irrigation and water service line maintenance," added Sullivan. "Our commitment to infrastructure investment, our diligence in water quality matters and the dedication of our employees enable us to provide the highest level of service to our customers," added Sullivan.

      Middlesex Water serves approximately 115,000 customers in New Jersey and Delaware and has invested more than $90 million in capital improvement projects over the past five years, to support its water infrastructure in those states.

      Dennis W. Doll, Executive Vice President, described the Company's vision as the following:

      o To be a trusted and continually improving provider of safe, reliable and cost-effective water, wastewater and related services

      o Provide a comprehensive suite of water and wastewater solutions in the rapidly developing Delaware market that results in profitable growth

      o     Actively pursue profitable, core growth in New Jersey

      o Invest in products, services and other viable opportunities that complement our core competencies.

      Chief Financial Officer, A. Bruce O'Connor, described Middlesex Water's financial performance for the twelve months ended June 30, 2005, citing its operating revenues of $72.4 million and basic earnings per share of $0.76. Mr. O'Connor explained impacts on earnings including corporate governance costs, power/water increases, employee benefit costs and utility plant investment. He described Middlesex Water's $23.2 million construction program in 2005, its access to low cost financing through state revolving fund loans and the Company's 5% Dividend Reinvestment Plan Discount, currently in place through December 1, 2005. Middlesex Water has paid quarterly dividends since 1912 and has increased its dividend rate each year for the past 33 years.

                                (More-More-More)

Middlesex Water Company Presents Overview at Meeting of the Philadelphia Securities Association/Page 2


      For more information, visit the Company's web site at http://www.middlesexwater.com. Copies of the presentation made to the Philadelphia Securities Association can be obtained by calling the Investor Relations Department (732) 634-1500.


This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, the Company's growth-through-acquisition strategy, expected capital investment spending, the potential for additional customer growth from acquired operations, increased opportunities for economies of scale through acquisitions, and increased opportunities to invest and earn on infrastructure improvements. There are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including: general economic business conditions, unfavorable weather conditions, the success of certain cost containment initiatives, changes in regulations or regulatory treatment, availability and the cost of capital, the success of growth initiatives, and other factors discussed in our filings with the Securities and Exchange Commissions.

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